Exhibit 23.1


 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the incorporation by reference in Registration Statement Numbers 33-65231, 33-65251, 333-16989, 333-69299, 333-63912, and 333-101680
 on Form S-8 of our reports dated September 12, 2005, relating to the financial statements of Jack Henry & Associates, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2005.

 /s/ Deloitte & Touche LLP

 St. Louis, Missouri
 September 13, 2005